Strictly Private & Confidential Execution Version 1 CONVERSION AGREEMENT This CONVERSION AGREEMENT (this “Agreement”) is dated as of 13 June 2022 by and between (i) Global Blue Group Holding AG, a Swiss corporation (the “Company”), (ii) CK Opportunities Wolverine S.à r.l. (the “Initial Investor Holder”) and (iii) any Investor Holder (as defined below) that holds Series B Preferred Shares and has duly executed a Joinder Agreement in the form attached as Schedule 3 (Form of Joinder Agreement). RECITALS WHEREAS, the Company and CK Opportunities Fund I, LP have entered into an Investment Agreement dated 5 May 2022 pursuant to which the Company has agreed to issue certain Series B Preferred Shares and Common Shares (each as defined below) to CK Opportunities Fund I, LP pursuant to the terms and conditions therein (the “Investment Agreement”); WHEREAS, CK Opportunities Fund I, LP assigned all its rights, duties and obligations under the Investment Agreement to the Initial Investor Holder pursuant to an Affiliate Joinder Agreement (as defined in the Investment Agreement) dated 23 May 2022; WHEREAS, the Company and the Investor Holders desire to provide for the issuance and delivery of Common Shares in exchange for Series B Preferred Shares from the Investor Holders in accordance with the terms and conditions herein; and WHEREAS, it is the Company's intention that Series B Preferred Shares acquired by the Company from the Investor Holders pursuant to the terms of this Agreement are subsequently cancelled in accordance with Swiss law. NOW, THEREFORE, in consideration of their mutual promises and agreements, the parties agree as follows: AGREEMENT 1. Defined Terms 1.1 Certain capitalized terms are used in this Agreement with the meanings set forth below in this Clause 1: “40 Consecutive Trading Day Period” means the forty (40) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the date on which the relevant Forced Conversion Notice is given in accordance with Clause 8.2(A). “40 Consecutive Trading Day VWAP” means the per Common Share volume-weighted average price in respect of the period from the scheduled open of trading on the first Trading Day of the 40 Consecutive Trading Day Period until the scheduled close of trading of the primary trading session for the last day of the 40 Consecutive Trading Day Period, as determined in accordance with the following formula:

2 (price for each trade of Common Shares that occurred during such 40 Consecutive Trading Day Period multiplied by volume of such trade) divided by total volume of trades in Common Shares that occurred during such 40 Consecutive Trading Day Period, provided that (i) if the 40 Consecutive Trading Day VWAP is less than 95% of the 5 Consecutive Trading Day VWAP, it shall be deemed to be 95% of the 5 Consecutive Trading Day VWAP, and (ii) if the 40 Consecutive Trading Day VWAP is greater than 105% of the 5 Consecutive Trading Day VWAP, it shall be deemed to be 105% of the 5 Consecutive Trading Day VWAP. “5 Consecutive Trading Day Period” means the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the date on which the relevant Forced Conversion Notice is given in accordance with Clause 8.2(A). “5 Consecutive Trading Day VWAP” means the per Common Share volume-weighted average price in respect of the period from the scheduled open of trading on the first Trading Day of the 5 Consecutive Trading Day Period until the scheduled close of trading of the primary trading session for the last day of the 5 Consecutive Trading Day Period, as determined in accordance with the following formula: (price for each trade of Common Shares that occurred during such 5 Consecutive Trading Day Period multiplied by volume of such trade) divided by total volume of trades in Common Shares that occurred during such 5 Consecutive Trading Day Period. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, provided that no portfolio company controlled by funds managed directly or indirectly by the Initial Investor Holder, Certares Opportunities LLC, Knighthead Opportunities Capital Management, LLC or any of their respective Affiliates shall be deemed or considered to be an “Affiliate” of the Initial Investor Holder. “Articles” means the articles of association of the Company, as amended from time to time. “As-Converted Basis” means assuming that all outstanding Series B Preferred Shares that are convertible into Common Shares in accordance with Clause 6.3 of this Agreement are so converted (and, for the avoidance of doubt, without giving effect to any contractual or other limitation on the exchange of such Series B Preferred Shares that may be in effect from time to time). “Business Day” means any day of the year, other than a Saturday or Sunday, on which national banking institutions in New York, New York, London, England, and Zurich, Switzerland are generally open to the public for conducting business. “Call Effective Time” has the meaning set forth in Clause 7.1. “Call Option” has the meaning set forth in Clause 7.2.

3 “Call Transfer Notice” means a notice in the form set out in Schedule 1 (Call Transfer Notice). “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity. “Change of Control” shall be deemed to have occurred if any of the following occurs: (a) except in connection with transactions described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect Wholly-Owned Subsidiaries and the Permitted Holders, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Equity Interests of the Company representing more than 50% of the voting power of the Voting Stock of the Company; or (b) the consummation of (A) any share exchange, consolidation or merger of the Company with a Person other than a Permitted Holder; or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly-Owned Subsidiaries or one or more Permitted Holders; provided that, for the avoidance of doubt, if a Permitted Holder is the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Equity Interests of the continuing or surviving corporation of any share exchange, consolidation or merger referred to in subclause (A) or the transferee of all or substantially all of the consolidated assets of the Company or its Subsidiaries referred to in subclause (B), and such Equity Interests represent more than 50% of the voting power of the Voting Stock of such entity, such transaction shall not constitute a Change of Control pursuant to this clause (b). If any transaction in which the Common Shares are replaced by the ordinary shares, common stock or other common equity of another entity occurs, following the effective date of such transaction, references to the Company in this definition shall instead be references to such other entity. Notwithstanding anything to the contrary in this definition or any provision of Rule 13d 3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement or (z) tendered pursuant to a tender or exchange offer made by or on behalf of such Person or group until such tendered securities are accepted for purchase or exchange under such offer, (ii) if any group includes one or more Permitted Holders, the issued and outstanding voting power of the Voting Stock of the Person owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change

4 of Control has occurred, (iii) a Person or group will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such Person’s parent and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner. “Closing” means the Preferred First Closing as defined in the Investment Agreement. “Closing Date” means the date on which Closing actually occurs. “Common Shares” means the registered common shares with a nominal value of CHF 0.01 each of the Company (or any successor of the Company by combination of shares, recapitalization, merger, consolidation or other reorganization) and any shares into which any such Common Shares shall have been changed or any shares resulting from any reclassification of any such Common Shares. “Company Interim PIK Dividend Trigger Event” means the valid issuance by the Company of a Call Transfer Notice or Forced Conversion Notice with respect to Series B Preferred Shares held by the Initial Investor Holder, in each case, in accordance with this Agreement. “Conversion Effective Time” has the meaning set forth in Clause 6.1. “Conversion Indication” has the meaning set forth in Clause 6.4. “Conversion Option” has the meaning set forth in Clause 6.2. “Conversion Ratio” means, subject to any adjustments pursuant to this Agreement, a ratio of 1/1, being the number of Common Shares into which each Series B Preferred Share is convertible pursuant to this Agreement. “Conversion Notice” means a notice in the form set out in Schedule 2 (Conversion Notice). “Daily VWAP” means, in each case for any Trading Day and for one Common Share, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GB <equity> AQR” (or its equivalent successor if such Bloomberg page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. “Dispute” has the meaning set forth in Clause 22.

5 “Effective Time” means any of the Conversion Effective Time, Call Effective Time, Forced Conversion Effective Time and the date of a Call Transfer Notice, as the case may be. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “Exchange Act” means the Securities Exchange Act of 1934, as amended (with respect to the definitions of “Change of Control” and “Permitted Holders” only, as in effect on the date of this Agreement). “Forced Conversion” has the meaning set forth in Clause 8.1. “Forced Conversion Effective Time” has the meaning set forth in Clause 8.1. “Forced Conversion Notice” has the meaning set forth in Clause 8.1. “Forced Conversion Series B Preferred Shares” has the meaning set forth in Clause 8.1. “ICC” has the meaning set forth in Clause 22. “Interim PIK Dividend” means a dividend-in-kind in the form of an extraordinary dividend (ausserordentliche Dividende) or an interim dividend (Interimsdividende) on the Series B Preferred Shares, in such amount as is pro rata (calculated as if the PIK Dividend had accrued and been payable on a daily basis (based on a 365 day calendar year) up to but excluding the date of the applicable Trigger Effective Time) to the PIK Dividend to be paid in respect of the relevant financial year in accordance with the terms in the Articles of Association. “Interim PIK Dividend Condition” has the meaning set forth in Clause 3.4. “Interim PIK Dividend Resolution” means a resolution at a general meeting of shareholders of the Company in relation to the payment of the full amount of the Interim PIK Dividend. “Investment Agreement” has the meaning set forth in the Recitals. “Investor Holders” means the Initial Investor Holder and any transferee acquiring Series B Preferred Shares from the Initial Investor Holder pursuant to the terms of this Agreement. “Investor Holder Interim PIK Dividend Trigger Event” means the valid issuance by the Initial Investor Holder of a Conversion Notice in accordance with this Agreement, provided that the Conversion Notice has been issued in relation to at least 7,058,824 Series B Preferred Shares. “Last Reported Sale Price” of the Common Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall

6 be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours. “Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Shares is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares or in any options contracts or futures contracts traded on any U.S. exchange relating to the Common Shares. “Permitted Holders” means (a) each of the Principal Investors (including, for the avoidance of doubt, any Principal Investor holding equity interests through an equityholding vehicle), (b) any Person who is acting solely as an underwriter or initial purchaser in connection with a public or private offering of Equity Interests of the Company, acting in such capacity, and (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the Principal Investors are members and any member of such group; provided, that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, the Principal Investors own, directly or indirectly, more than 50% of the total voting power of the Voting Stock of the Company held by such group. “Person” means any individual, company, corporation, firm, partnership, limited liability company, trust or any other business, entity or person, whether or not recognized as constituting a separate legal entity. “PIK Dividend” has the meaning set forth in Clause 3. “PIK Dividend Resolution” means a resolution at a general meeting of shareholders of the Company of a dividend-in-kind on the Series B Preferred Shares in accordance with the terms in the Articles of Association. “Principal Investors” mean Silver Lake Technology Management, LLC, Silver Lake Group, LLC and any of their respective Affiliates, and their respective investment entities, including funds, partnerships, co-investment vehicles and managed account arrangements established, operated, managed, advised or controlled directly or indirectly by the foregoing or other entities under common control with such Principal Investor or its Affiliates; provided that portfolio companies of funds managed or advised, directly or indirectly, by Silver Lake Technology Management, LLC or its Affiliates shall not be deemed or considered to be a “Principal Investor”.

7 “Purchase Price” means, in respect of each Series B Preferred Share, US$8.50. “Repurchase Price” has the meaning set forth in Clause 7.2. “Repurchased Preferred Shares” has the meaning set forth in Clause 7.2. “Resale Restriction Termination Date” means the date falling six (6) months after the Closing Date. “Rules” has the meaning set forth in Clause 22. “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day. “Series B Preferred Shares” means the registered series B convertible preferred shares with a nominal value of CHF 0.01 each of the Company (or any successor of the Company by combination of shares, recapitalization, merger, consolidation or other reorganization) and any share into which any such Series B Preferred Shares shall have been changed or any shares resulting from any reclassification of any such Series B Preferred Shares. “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. “Trading Day” means, except for determining amounts due upon conversion, a day on which (i) trading in the Common Shares (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Shares (or such other security) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares (or such other security) are then listed or, if the Common Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares (or such other security) are then traded and (ii) a Last Reported Sale Price for the Common Shares (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Shares (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are

8 then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading, except that if the Common Shares are not so listed or admitted for trading, “Trading Day” means a Business Day. “Transfer Notice” means any of the Conversion Notice, Call Transfer Notice and the Forced Conversion Notice, as the case may be. “Treasury Shares” has the meaning set forth in Clause 4. “Trigger Effective Time” means the Conversion Effective Time, Call Effective Time or Forced Conversion Effective Time, as applicable. “Voting Stock” means the Common Shares, the Series B Preferred Shares, the Series A Preferred Shares and any other shares with voting rights (Aktie) issued by the Company from time to time. “Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time. 2. Conditionality This Agreement is conditional upon the Closing occurring and shall become effective upon Closing and shall thereafter continue to be effective until terminated in accordance with Clause 16. 3. PIK Dividend 3.1 Each Investor Holder is entitled to receive an annual preference dividend pursuant to Article 3c(2) of the Articles (the “PIK Dividend”), provided that the Company's general meeting of shareholders approves the PIK Dividend and that the statutory dividend distribution requirements applicable to the Company are complied with. The Company further acknowledges that if its general meeting of shareholders validly approves the PIK Dividend, and the statutory dividend distribution requirements applicable to the Company are complied with as set forth in the immediately preceding sentence, but the Company fails to pay such PIK Dividend, such PIK Dividend shall constitute a due and payable dividend of the Company. 3.2 As long as any Investor Holder holds any Series B Preferred Shares, the Company shall cause the PIK Dividend Resolution to be placed on the agenda of any future annual ordinary general meeting of shareholders of the Company. 3.3 The Company agrees that the PIK Dividend and the Interim PIK Dividend, as applicable, pursuant to Clause 3.1 shall be free of any deductions (including for taxes) and Swiss Federal Withholding Tax, if any, on, or with regard to, the PIK Dividend or the Interim PIK Dividend, as applicable, shall be on account of and be payable by the Company.

9 3.4 Following a Company Interim PIK Dividend Trigger Event and prior to the occurrence of the applicable Trigger Effective Time, the Company shall either promptly convene an extraordinary shareholders’ meeting in accordance with article 699 et seq. of the Swiss Code of Obligations and shall cause the Interim PIK Dividend Resolution to be placed on the agenda of such extraordinary shareholders’ meeting or cause the Interim PIK Dividend to be placed on the agenda of the annual general meeting of shareholders of the Company if such ordinary general meeting of shareholders is scheduled to be held prior to the occurrence of the applicable Trigger Effective Time. 3.5 In the event that the Company was required to convene an extraordinary shareholders’ meeting pursuant to Clause 3.4, the consummation of the Call Option or Forced Conversion, as applicable, shall be subject to the condition that the payment of the full amount of the Interim PIK Dividend is approved at such extraordinary shareholders’ meeting (the “Interim PIK Dividend Condition”); provided that the Interim PIK Dividend Condition shall not apply if either (i) the Investor Holders do not vote in favor of the Interim PIK Dividend Resolution at such extraordinary shareholders’ meeting or (ii) the Call Option or Forced Conversion (as the case may be) is being exercised in connection with, or in response to, (a) a Change of Control transaction, (b) any public takeover offer, third-party tender offer or exchange offer for Capital Stock of the Company or (c) any combination, merger or comparable transaction involving the Company, provided, in each case, that the Call Option or the Forced Conversion (as the case may be) shall be subject to the closing of the applicable transaction (it being understood that the Call Option or Forced Conversion (as applicable) may be consummated prior to the closing of the applicable transaction as a result of timing and/or procedural requirements under applicable law). For the avoidance of doubt, the Interim PIK Dividend Condition shall not apply to any annual general meeting of shareholders of the Company at which the Interim PIK Dividend Resolution is being voted on. 3.6 Following an Investor Holder Interim PIK Dividend Trigger Event and prior to the occurrence of the applicable Trigger Effective Time, the Company shall promptly convene an extraordinary shareholders’ meeting in accordance with article 699 et seq. of the Swiss Code of Obligations and shall cause the Interim PIK Dividend Resolution to be placed on the agenda of such shareholders’ meeting or cause the Interim PIK Dividend to be placed on the agenda of the annual general meeting of shareholders of the Company if such ordinary general meeting of shareholders is scheduled to be held prior to the occurrence of the applicable Trigger Effective Time (each such meeting, an “Interim PIK Dividend Meeting”). The Company shall not be required to convene more than two Interim PIK Dividend Meetings for the foregoing purposes; provided that for each of such two Interim PIK Dividend Meeting at which the Interim PIK Dividend Resolution is not approved, the Company may be required to convene an additional Interim PIK Dividend Meeting (it being understood that the Company shall not be required to convene (i) any further Interim PIK Dividend Meetings pursuant to this Clause 3.6 after two such meetings have been held and have approved the Interim PIK Dividend Resolution; or (ii) more than four Interim PIK Dividend Meeting in the aggregate, regardless of whether the Interim PIK Dividend Resolution is approved at any such meetings). In the event that, following an Investor Holder Interim PIK Dividend Event, the payment of the full amount of the Interim PIK Dividend is not approved by an Interim PIK Dividend Meeting, the Investor Holder may (at its option by written notice to the Company prior to the Conversion Effective Time) revoke the Conversion Notice, and upon such notice the Conversion Notice shall lapse and be of no force and effect. For

10 the avoidance of doubt, the rights of the Initial Investor Holder under this Clause 3.6 shall not be transferable or assignable to any Person, including any transferee or assignee to which the Initial Investor Holder transfers any Common Shares or Series B Preferred Shares and notwithstanding any execution or delivery of any Joinder Agreement. 4. Maintenance of Treasury Shares. The Company agrees that from and after the date of this Agreement it will, subject to all applicable laws and regulations, use reasonable best efforts to take all actions required to maintain and reserve at all times in the Company’s treasury (from time to time) a number of newly issued (i.e. not acquired) Common Shares (“Treasury Shares”) sufficient from time to time to permit the issuance and delivery of such number of Common Shares as may be required to satisfy the transactions contemplated herein (including the Conversion Ratio from time to time) except to the extent the Company is able to satisfy its obligations hereunder through its existing authorized capital or, following the introduction by the Company of a capital band (Kapitalband) pursuant to Article 653s et seq. of the revised Swiss Code of Obligations (coming into force on 1 January 2023), its available share capital within the capital band. If there are insufficient Treasury Shares to effect any of the transactions contemplated herein, then the Company undertakes, following receipt of a Conversion Notice or the issue of a Call Transfer Notice or a Forced Conversion Notice (as applicable), to as soon as reasonably practicable but subject to the relevant time periods set forth in Clause 6, 7 or 8, as applicable, (i) cause a subsidiary to subscribe for a sufficient number of newly issued Common Shares at a price of CHF 0.01 per Common Share or (ii) issue a sufficient number of Common Shares through conversion of freely disposable equity capital, in each case only as and when required to be delivered to the converting Investor Holder in accordance with the terms of this Agreement. 5. Maintenance of Available Share Capital. 5.1 The Company shall use reasonable best efforts to take all actions required to maintain and reserve at all times sufficient authorized share capital or, following the introduction by the Company of a capital band (Kapitalband) pursuant to Article 653s et seq. of the revised Swiss Code of Obligations (coming into force on 1 January 2023), available share capital within the capital band, to permit the issuance and delivery of Common Shares as may be required to satisfy the transactions contemplated herein (including the Conversion Ratio from time to time), including by proposing to increase the authorized share capital or the upper level of the capital band (as applicable) concurrently with any upward adjustment of the number of Common Shares issuable in connection with a Transfer Notice. 5.2 In furtherance of the foregoing covenant, and to the extent required taking into account the Treasury Shares, the Company shall use reasonable best efforts to take all actions necessary to timely convene an extraordinary general meeting of shareholders in order (i) to renew the authorized share capital provision or the capital band provision (as applicable) in its Articles prior to the expiry of the term of the authorized share capital or the capital band and/or (ii) to increase the authorized share capital or the upper level of the capital band, in each case so that the authorized share capital or available (unused) share capital within the capital band of the Company is sufficient to satisfy the covenant set forth in Clause 5.1.

11 6. Grant of Conversion Option 6.1 Each Investor Holder shall, at least twenty (20) Business Days following and within sixty (60) Business Days following, a Conversion Indication (as defined below), have the right to issue a Conversion Notice to the Company specifying the date and time on which the Conversion Option (as defined below) is to be exercised, which shall be a date at least thirty (30) Business Days after the date on which such Conversion Notice is delivered to the Company, or such other date and time as the relevant Investor Holder and the Company may agree (the “Conversion Effective Time”). 6.2 Subject to the terms and conditions of this Agreement and mandatory Swiss law, the Company hereby grants each Investor Holder the right to deliver to the Company all or part of its Series B Preferred Shares on or at any time after the earlier of (i) the Resale Restriction Termination Date; or (ii) upon the entrance into binding agreement(s) relating to a transaction or where there is an outstanding bona fide public takeover offer or third-party tender offer, in each case where the consummation of such transaction or offer would result in the occurrence of a Change of Control in a cashless exchange for delivery of Common Shares (the “Conversion Option”) pursuant to the Conversion Notice delivered by the relevant Investor Holder. 6.3 The number of Common Shares that shall be delivered to the Investor Holder upon the exercise of the Conversion Option pursuant to Clause 6.2 shall be calculated as follows: (Number of Series B Preferred Shares subject to the Conversion Notice) multiplied by the Conversion Ratio 6.4 Each Investor Holder shall, at all times, have the right to issue a revocable notice to the Company that it intends to issue a Conversion Notice (the “Conversion Indication”). The Company shall use the period from (i) receipt of the Conversion Indication to (ii) receipt of the Conversion Notice, to prepare any actions and steps that may be required to allow it to satisfy an exercise of the Conversion Option pursuant to a Conversion Notice in the timeframes set out in Clause 6.1. There shall be no limit on the number of Conversion Indications that an Investor Holder is permitted to issue but no such notice shall be issued within 60 Business Days of a previous Conversion Indication issued by such Investor Holder unless approved by the Company. 7. Grant of Call Option 7.1 Upon satisfaction of the conditions in Clause 7.2, the Company shall have the right to issue a Call Transfer Notice (which shall, subject to Clauses 7.5 and 7.6, be irrevocable) to an Investor Holder specifying the date and time on which the Call Option (as defined below) is to be exercised, which shall be a date at least twenty (20) days after the date on which such Call Transfer Notice is delivered to such Investor Holder, or such other date and time as such Investor Holder and the Company may agree (the “Call Effective Time”). 7.2 Subject to the terms and conditions of this Agreement and mandatory Swiss law, including without limitation, Article 659 et seq. of the Swiss Code of Obligations, and subject to the Company effecting the repurchase against available capital contribution reserves so that the payment of the Repurchase Price (as defined below) will be exempt from Swiss Federal

12 Withholding Tax (or, alternatively, subject to the repurchase having been classified by the Swiss Federal Tax Authority in a tax ruling in a form reasonably satisfactory to the relevant Investor Holder as a transaction not subject to Swiss Federal Withholding Tax, such tax ruling to be obtained at the Company's cost) each Investor Holder hereby grants the Company the right (the “Call Option”), on or at any time after the earlier of (i) the fifth (5th) anniversary of the Closing; or (ii) upon the entrance into binding agreement(s) relating to a transaction or where there is an outstanding bona fide public takeover offer or third-party tender offer, in each case where the consummation of such transaction or offer would result in the occurrence of a Change of Control, to: (A) require the relevant Investor Holder to deliver all or a part of its Series B Preferred Shares in a cashless exchange for delivery of Common Shares in accordance with and subject to the terms and conditions of Clause 8; or (B) subject to the relevant Investor Holder’s rights pursuant to Clause 6, repurchase for cash all or part of the Series B Preferred Shares held by the relevant Investor Holder and/or to be delivered to such Investor Holder as a dividend in kind to the extent that such dividend in kind has already been validly resolved by the Company's annual ordinary general meeting of shareholders (such Series B Preferred Shares that are the subject of this provision being the “Repurchased Preferred Shares”) at a repurchase price determined as follows (the “Repurchase Price”): Purchase Price multiplied by (number of Repurchased Preferred Shares) 7.3 Notwithstanding anything to the contrary in this Clause 7, if there are insufficient capital contribution reserves to effect the Call Option pursuant to Clause 7.2(A) or Clause 7.2(B) (but all other mandatory Swiss law requirements, including Article 659 et seq. of the Swiss Code of Obligations, are complied with), the Company shall still have the right to issue a Call Transfer Notice specifying the Call Effective Time, which shall in this case be a date at least forty (40) calendar days after the date on which such notice is delivered to an Investor Holder or such other date and time as the relevant Investor Holder and the Company may agree, so long as the Investor Holder receives, after any deduction (including for taxes), the number of Common Shares set forth in Clause 7.2(A) or the Repurchase Price set forth in Clause 7.2(B), as applicable. The parties record that the Company shall be responsible for the payment of Swiss Federal Withholding Taxes. 7.4 For the avoidance of doubt, the Call Option may be exercised with respect to any Series B Preferred Shares held by an Investor Holder regardless of whether such Series B Preferred Shares were issued to the Initial Investor Holder on the Closing Date, transferred to such Investor Holder pursuant to the terms of this Agreement or subsequently issued to such Investor Holder as a dividend-in-kind on other Series B Preferred Shares. 7.5 Notwithstanding anything to the contrary in this Clause 7, a Call Transfer Notice issued upon the occurrence of any event set forth in Clause 7.2(ii) shall be subject to the closing of the applicable transaction constituting a Change of Control (it being understood that the Call Transfer Notice may be consummated prior to the closing of the transaction constituting a Change of Control as a result of timing and/or procedural requirements under applicable law).

13 Such Call Transfer Notice will state that the Call Effective Time set forth in the Call Transfer Notice shall be delayed until such time as the closing of the applicable transaction constituting a Change of Control (or such earlier date as required as a result of timing and/or procedural requirements under applicable law). 7.6 Any Call Transfer Notice shall also provide the relevant Investor Holder with the right to exercise the Conversion Option (in substitution for the Call Option, which would no longer occur), provided that such Investor Holder delivers a Conversion Notice in accordance with Clause 6.1 above within five (5) Business Days after the date of receipt of the Call Transfer Notice. 8. Forced Conversion 8.1 Subject to this Agreement and mandatory Swiss law, and (i) provided that no Conversion Option or Call Option has been exercised in accordance with a Conversion Notice or Call Transfer Notice (as applicable) in respect of the relevant Series B Preferred Shares, and (ii) subject to the Company having sufficient capital contribution reserves available to effect the Forced Conversion so that neither the assignment and subsequent cancellation of the relevant number of Series B Preferred Shares nor the issuance and delivery of the relevant number of Common Shares qualifies as a distribution subject to Swiss Federal Withholding Tax (or alternatively, subject to the Forced Conversion having been classified by the Swiss Federal Tax Authority in a tax ruling in a form reasonably satisfactory to the relevant Investor Holder as a transaction not subject to Swiss Federal Withholding Tax, such tax ruling to be obtained at the Company's cost), the Company shall have the right but not the obligation, at any time following: (A) the first (1st) anniversary of the Closing, in which case Clause 8.2 shall apply; or (B) the entrance into binding agreement(s) relating to a transaction or where there is an outstanding bona fide public takeover offer or third-party tender offer, in each case where the consummation of such transaction or offer would result in the occurrence of a Change of Control, in which case Clause 8.3 shall apply, in each case subject to not less than thirty (30) nor more than ninety (90) calendar days prior notice but without prejudice to Clause 8.4 (the “Forced Conversion Notice”), to convert some or all of the Series B Preferred Shares held by any Investor Holder (the Series B Preferred Shares with respect to which the Forced Conversion right is exercised by the Company, the “Forced Conversion Series B Preferred Shares”) into Common Shares (the “Forced Conversion”) at the date and time stipulated in the Forced Conversion Notice (the “Forced Conversion Effective Time”) and in connection therewith the relevant Investor Holder shall deliver to the Company the Forced Conversion Series B Preferred Shares in a cashless exchange for delivery of the number of Common Shares calculated pursuant to Clause 8.2 or Clause 8.3 (as the case may be). There shall be no limit on the number of Forced Conversion Notices that the Company is permitted to issue an Investor Holder but no such notice shall be issued within 60 Business Days of a previous Forced

14 Conversion Notice relating to the Series B Preferred Shares held by such relevant Investor Holder without the prior written consent of such Investor Holder. 8.2 Following the issuance of a valid Forced Conversion Notice in accordance with Clause 8.1(A), the number of Common Shares that shall be delivered to the Investor Holder at the Forced Conversion Effective Time shall be determined as follows: (A) if the Daily VWAP was at least 130% of the Purchase Price for each Trading Day of the 40 Consecutive Trading Day Period, the number of Common Shares that shall be delivered to the Investor Holder upon the exercise of the Conversion Option pursuant to Clause 8.1(A) shall be calculated as follows: (Forced Conversion Series B Preferred Shares) multiplied by the Conversion Ratio (B) if the condition regarding the Daily VWAP set out in sub-clause (A) above is not satisfied, the Company shall deliver a number of additional Common Shares to the Investor Holder upon the exercise of the Conversion Option pursuant to Clause 8.1(A) (in addition to the number of Common Shares calculated pursuant to Clause 8.2(A)), which shall be calculated as follows: (130% of Purchase Price minus 40 Consecutive Trading Day VWAP) multiplied by (Number of Forced Conversion Series B Preferred Shares) divided by the 40 Consecutive Trading Day VWAP 8.3 Following the issuance of a valid Forced Conversion Notice in accordance with Clause 8.1(B), the number of Common Shares that shall be delivered to the Investor Holder at the Forced Conversion Effective Time shall be determined as follows: (A) if the purchase price in such transaction resulting in a Change of Control values the Forced Conversion Series B Preferred Shares on an As-Converted Basis at a per-share price (the “Change of Control Price”) equal to or greater than the Purchase Price, the number of Common Shares that shall be delivered to the Investor Holder upon the exercise of the Conversion Option pursuant to Clause 8.1(A) shall be calculated as follows: (Forced Conversion Series B Preferred Shares) multiplied by the Conversion Ratio (B) if the condition regarding the value of each Series B Preferred Share set out in sub-clause (A) above is not satisfied, the Company shall deliver a number of additional Common Shares to the Investor Holder upon the exercise of the Conversion Option pursuant to Clause 8.1(B) (in addition to the number of Common Shares calculated pursuant to Clause 8.3(A)), which shall be calculated as follows: (Purchase Price less the Change of Control Price) multiplied by (Forced Conversion Series B Preferred Shares) divided by the Change of Control Price 8.4 Notwithstanding anything to the contrary in this Clause 8, a Forced Conversion Notice issued upon the occurrence of any event set forth in Clause 8.1(B) shall be subject to the closing of the applicable transaction constituting a Change of Control (it being

15 understood that the Forced Conversion Notice may be consummated prior to the closing of the transaction constituting a Change of Control as a result of timing and/or procedural requirements under applicable law). Such Forced Conversion Notice will state that the Forced Conversion Effective Time set forth in the Forced Conversion Notice shall be delayed until such time as the closing of the applicable transaction constituting a Change of Control occurs (or such earlier date as required as a result of timing and/or procedural requirements under applicable law) . 8.5 Notwithstanding anything to the contrary in this Clause 8, if there are insufficient capital contribution reserves to effect the Forced Conversion (but all other mandatory Swiss law requirements, including Article 659 et seq. of the Swiss Code of Obligations, are complied with), the Company shall still have the right to issue a Forced Conversion Notice specifying the Forced Conversion Effective Time, which shall in this case be a date at least forty (40) calendar days after the date on which such notice is delivered to an Investor Holder or such other date and time as the relevant Investor Holder and the Company may agree, so long as the Investor Holder receives, after any deduction (including for taxes) the same number of Common Shares that it would have received had there been sufficient capital contribution reserves to effect such Forced Conversion. The parties record that the Company shall be responsible for the payment of Swiss Federal Withholding Taxes. 9. Transfer Procedures. 9.1 Issuance and Delivery of Common Shares. (a) If an Investor Holder validly delivers a Transfer Notice to the Company or the Company validly delivers a Transfer Notice to an Investor Holder, the relevant Investor Holder shall transfer, assign and surrender to the Company and hereby transfers, assigns and surrenders to the Company on the Effective Time the Series B Preferred Shares subject to such Transfer Notice, and the Company shall deliver or cause to be delivered promptly following the Effective Time to such Investor Holder certificates (or book-entry shares) representing Common Shares in respect to the Series B Preferred Shares subject to such Transfer Notice. (b) With respect to any Transfer Notice, from and after the Effective Time, the relevant Investor Holder shall cease to be entitled to any rights or privileges attached to the Series B Preferred Shares that are subject to such Transfer Notice. The Company will use reasonable best efforts to take all actions necessary to effect the cancellation of the relevant Series B Preferred Shares as soon as reasonably possible. 9.2 Conditions. (a) The obligations of an Investor Holder to consummate the transactions at the Effective Time shall be subject to the satisfaction at the Effective Time of the following conditions, which may be waived, in writing, exclusively by such Investor Holder: the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of (x) the relevant Closing, as if made on and as of the relevant Closing, and (y) the Effective Time, as if made on and as of the Effective Time. (b) The obligations of the Company to consummate the transactions at the Effective Time shall be subject to the satisfaction at the Effective Time of the following conditions,

16 which may be waived, in writing, exclusively by the Company: the representations and warranties of the relevant Investor Holder contained in this Agreement shall be true and correct in all respects as of the Effective Time, as if made on and as of the Effective Time. 10. Representations and Warranties of the Company. 10.1 The Company represents and warrants to each Investor Holder as of the Closing and the Effective Time as follows: (a) Organization and Qualification. The Company is duly organized and in good standing under the laws of Switzerland. (b) Power and Authority. As of the date hereof, the Company has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of the Company. (c) Binding Obligation. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. (d) No Conflict. The execution, delivery and performance by the Company of this Agreement does not and will not: (i) violate any provision of law applicable to the Company, the organizational documents of the Company, or any order, judgment or decree of any court or other agency of government binding on the Company; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract or agreement to which the Company is a party or by which the Company or its respective property is bound; (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of the Company; or (iv) require any approval or consent of the Company under any contract or agreement to which the Company is a party or by which the Company or its respective property is bound. (e) Common Shares. The Common Shares, when issued at the Effective Time pursuant to this Agreement, will be validly issued and fully paid, and will not be subject to any preemptive or similar rights, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational and constituent documents or under Swiss law. 11. Representations and Warranties of the Investor Holders. 11.1 Each Investor Holder represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the Effective Time as follows: (a) Organization and Qualification. Such Investor Holder is duly organized and in good standing under the laws of its place of establishment.

17 (b) Power and Authority. As of the date hereof, such Investor Holder has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of such Investor Holder. (c) Binding Obligation. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Investor Holder, enforceable against such Investor Holder in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. (d) No Conflict. The execution, delivery and performance by such Investor Holder of this Agreement does not and will not: (i) violate any provision of law applicable to such Investor Holder, any organizational documents of such Investor Holder, or any order, judgment or decree of any court or other agency of government binding on the Company; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract or agreement to which such Investor Holder is a party or by which such Investor Holder or its respective property is bound; (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of such Investor Holder; or (iv) require any approval or consent of such Investor Holder under any contract or agreement to which such Investor Holder is a party or by which such Investor Holder or its respective property is bound. (e) No Encumbrance: such Investor Holder has not (i) granted to any Person (other than an Affiliate) any option, warrant or other rights to purchase or subscribe for any of such Series B Preferred Shares; or (ii) otherwise entered into any contract, commitment, agreement, understandings or arrangements providing for the sale or transfer of any of such Series B Preferred Shares, excluding in each case any arrangement that may be disclosed in a pending Transfer Notice. Subject to any rights of any proposed transferee referenced in a pending Transfer Notice, such Investor Holder has good and marketable title to the Series B Preferred Shares, free and clear of any and all liens. 12. Anti-dilution 12.1 Notwithstanding anything else in this Agreement, if after the date hereof, and subject to the provisions of Clause 12.3 hereof, the number of outstanding Common Shares is increased by a split-up or subdivision of Common Shares or other similar event, then, on the effective date of such split-up or similar event, the number of Common Shares issuable on the exchange of each Series B Preferred Share and the number of Series B Preferred Shares as referred to in the definition of “Investor Holder Interim PIK Dividend Trigger Event” shall be increased in proportion to such increase in the number of outstanding Common Shares, and the Conversion Ratio shall be increased accordingly. 12.2 Notwithstanding anything else in this Agreement, if after the date hereof, and subject to the provisions of Clause 12.3 hereof, the number of outstanding Common Shares is decreased by a consolidation, combination, reverse share split or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Common Shares issuable on the

18 exchange of each Series B Preferred Share and the number of Series B Preferred Shares as referred to in the definition of “Investor Holder Interim PIK Dividend Trigger Event” shall be decreased in proportion to such decrease in the number of outstanding Common Shares, and the Conversion Ratio shall be decreased accordingly. 12.3 If, by reason of any adjustment made pursuant to this Agreement, an Investor Holder would be entitled, upon the exercise of the Conversion Option, the Call Option or the Company's Forced Conversion right (as the case may be), to receive a fractional interest in a Common Share, the Company shall, upon such exchange, round to the nearest whole number for the number of Common Shares to be issued to such Investor Holder. 13. Registration and Voting Limitations. Each Investor Holder acknowledges that the Common Shares to be delivered to it under this Agreement will be subject to Swiss law and the Articles as in effect from time to time including the generally applicable shareholder registration and voting limitations as may be set out in the Articles from time to time. 14. Public Listing. With effect from Closing, for so long as an Investor Holder holds Series B Preferred Shares, the Company undertakes that it shall use commercially reasonable efforts to procure that the Common Shares are listed or quoted on The New York Stock Exchange or, at the Company’s option, on any of the Nasdaq Global Select Market, the Nasdaq Global Market, the SIX Swiss Exchange, the London Stock Exchange, Euronext or any public debt or equity markets in the European Union or United Kingdom (or, in each case, any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with conversion of the Series B Preferred Shares. 15. Transfer; Assignment. An Investor Holder may transfer Series B Preferred Shares held by it and assign its rights under this Agreement (other than the rights of the Initial Investor Holder under Clause 3.6 which shall not be transferable or assignable to any Person), subject only to the Articles and conditional upon such transferee or assignee executing a Joinder Agreement in the form attached as Schedule 3 (Form of Joinder Agreement) and a joinder agreement to the voting agreement dated as of 5 May, 2022 among SL Globetrotter, L.P., Global Blue Holding L.P. and the Initial Investor Holder, in the form attached as Annex A to such Joinder Agreement, in each case, on or prior to such transfer. 16. Termination of Agreement. This Agreement shall be terminated (i) when no Series B Preferred Shares are held by any Investor Holder or (ii) with respect to any particular Investor Holder and the Company’s obligations to such Investor Holder, upon mutual written agreement of the Company and such Investor Holder (it being understood that the consent or agreement of any other Investor Holder shall not be required, and the termination with respect to any particular Investor Holder shall not affect the provisions of this Agreement as they apply to the other Investor Holders); provided that

19 nothing herein shall relieve the Company or any Investor Holder from any liability or damages resulting from any breach of its obligations under this Agreement prior to termination. Notwithstanding anything contained herein to the contrary, Clauses 15 (Assignment) to 23 (Remedies; Specific Performance) (inclusive) shall survive any termination of any provisions of this Agreement. 17. No Waiver of Rights. No delay or failure on the part of the Company or an Investor Holder, to exercise any right, power or privilege under this Agreement or any other agreement shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Company or an Investor Holder in any case shall entitle such Person to any other or further notice or demand in the same, similar or other circumstance. 18. Fees, Expenses and Taxes. 18.1 Except where this Agreement provides otherwise, each party shall pay its own costs and expenses relating to the negotiation, preparation, execution and performance by it of this Agreement and each document referred to in it. 18.2 Without prejudice to Clause 18.1, any Swiss Federal Issuance Stamp Tax (Emissionsabgabe) and any Swiss Federal Securities Transfer Tax (Umsatzabgabe) on any transaction under this Agreement shall be borne and paid in its entirety by the Company. 19. Modification. The terms of this Agreement may be changed, waived, amended or modified only by an instrument in writing signed by each party hereto. 20. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended. 21. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied or emailed (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

20 If to the Company: Jeremy Henderson-Ross General Counsel Global Blue Group Holding AG Zürichstrasse 38 8306 Brüttisellen Switzerland Email: jhendersonross@globalblue.com with a copy (which shall not constitute notice) to: Hui Lin Hui.Lin@stblaw.com James Howe James.Howe@stblaw.com Simpson Thacher & Bartlett LLP CityPoint, One Ropemaker Street, London, EC2Y 9HU If to the Initial Investor Holder: c/o Knighthead Opportunities Capital Management, LLC, 1140 Avenue of the Americas, New York, New York 10036 c/o Certares Opportunities LLC, 350 Madison Avenue, 8th Floor, New York, New York 10017 Email:Tom.LaMacchia@certares.com and ltorrado@knighthead.com with a copy (which shall not constitute notice) to: Herbert Smith Freehills LLP Exchange House, Primrose Street London EC2A 2EG, United Kingdom E-mail: Malcolm.Lombers@hsf.com Tom.Oneill@hsf.com Attention: Malcolm Lombers and Thomas N. O'Neill III If to any other Investor Holder, to such address as set out in the Joinder Agreement executed by such Investor Holder,

21 or to such other address or to such other Person as any party shall have last designated by such notice to the other parties. 22. Governing Law and Jurisdiction 22.1 This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. 22.2 The parties hereto agree that any dispute, controversy or claim arising out of or relating to this Agreement, including any question regarding its conclusion, existence, validity, invalidity, breach, amendment or termination (each, a “Dispute”), shall be finally resolved by arbitration under Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in force at the time of such submission (the “Rules”). The Rules are deemed to be incorporated by reference into this Agreement except: (i) that any provision of such Rules relating to the appointment of an emergency arbitrator shall be excluded in its entirety; and (ii) as may be agreed by the parties to this Agreement. 22.3 The number of arbitrators shall be three. The claimant(s) shall nominate one arbitrator in the Request for Arbitration. The respondent(s) shall nominate one arbitrator in the Answer to the Request. The two party-nominated arbitrators will then attempt to agree for a period of 30 days, in consultation with the parties to the arbitration, upon the nomination of a third arbitrator to act as president of the tribunal, barring which the International Court of Arbitration of the ICC shall select the third arbitrator (or any arbitrator that claimant(s) or respondent(s) shall fail to nominate in accordance with the foregoing). 22.4 The seat of arbitration shall be Zurich, Switzerland. The language of the arbitration shall be English. For the purpose of Article 21 of the Rules and for the avoidance of any doubt, the parties to this Agreement agree that the rules of law to be applied by the arbitral tribunal to the merits of the dispute shall be the laws of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. 22.5 The arbitral proceedings shall be subject to the provisions of Chapter 12 of the Swiss Private International Act, to the exclusion of the Third Part of the Swiss Code of Civil Procedure. 22.6 The parties to this Agreement shall maintain strict confidentiality with respect to all aspects of the arbitration and shall not disclose the existence of the arbitration, the arbitral proceedings, the submissions or the decisions made by the arbitral tribunal, including its awards to any non-parties or non-participants without the prior written consent of all parties to the arbitration, except to the extent: (i) required by law and applicable internal reporting requirements; or (ii) necessary to recognize, confirm or enforce the final award in the arbitration.

22 22.7 The parties to this Agreement hereby agree that, in the event of a dispute relating to any matter contained both in this Agreement and in the Articles, the provisions of this Agreement will prevail and, in particular, the provisions of this Clause 22 shall take precedence over the dispute resolution provisions in the Articles. 22.8 Each party hereby agrees that service of any process, summons, notice or document by an internationally-recognized courier to the respective addresses set forth in Clause 21 shall be effective service of process for any proceeding in connection with this Agreement or the transactions contemplated hereby. 23. Remedies; Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by a party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Clause 16, each party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any competent court of jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. 24. No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the parties that are expressly identified as parties hereto and no other past, present or future Affiliate, director, officer, employee, incorporator, member, manager, general or limited partner, shareholder, controlling person, fiduciary, agent, attorney or representative of any party hereto, or any other past, present or future Affiliate, director, officer, employee, incorporator, member, manager, general or limited partner, shareholder, controlling person, fiduciary, agent, attorney or representative of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Each party shall be entitled to enforce this clause against any other party on behalf of a person referred to in this clause. 25. Accounting Treatment The parties hereby agree that, as of the date hereof, the intention is for the terms and conditions set out in this Agreement to enable the instrument to be characterized as an equity instrument in the Company’s accounts. 26. Rounding The parties hereby agree that, in the event that the application of any of the formulae in Clauses 6 (Grant of Conversion Option), 7 (Grant of Call Option) or 8 (Forced Conversion) results in a fraction of Common Shares, the number of Common Shares to be issued to each Investor Holder shall be rounded down to the nearest whole number of Common Shares.

[Signature Page to Conversion Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. GLOBAL BLUE GROUP HOLDING AG By: /s/ Jacques Stern Name: Jacques Stern Title: CEO CK OPPORTUNITIES WOLVERINE S.À R.L. By: /s/ Henry Briance Name: Henry Briance Title: A Manager By: /s/ Ajit Singh Rai Name: Ajit Singh Rai Title: B Manager

Schedule 1 FORM OF CALL TRANSFER NOTICE Call Transfer Notice relating to a Conversion Agreement dated 13 June 2022 by and between Global Blue Group Holding AG, the Initial Investor Holder (as defined therein) and each Investor Holder (as defined therein) holding Series B Preferred Shares who has executed a Joinder Agreement (as defined therein) (the "Conversion Agreement") Dated: [●] From: GLOBAL BLUE GROUP HOLDING AG (CHE-442.546.212) (the "Company") To: [●] (the "Investor Holder") Terms defined in the Conversion Agreement have the same meaning when used in this Call Transfer Notice unless given a different meaning in this Call Transfer Notice. We, the undersigned, hereby notify you: (a) that the requirements for the exercise of the Call Option pursuant to clause 7.2 of the Conversion Agreement are satisfied on the basis that [the Call Effective Time is after the fifth (5th) anniversary of the Closing] / [[the relevant parties have entered into binding agreement(s) relating to a transaction][there is an outstanding bona fide public takeover offer or third-party tender offer] which will result in a Change of Control (as described in more detail in the following paragraph) (the "Change of Control Transaction")]; and (b) that the effective time at which the exercise of the Call Option pursuant to this Call Transfer Notice shall take effect is [insert date] [the date on which the Change of Control Transaction is consummated, such date not to be earlier than [insert date]] (the "Call Effective Time"). [Insert description of the Change of Control Transaction] [If the Call Transfer Notice is issued pursuant to clause 7.2(A) of the Conversion Agreement (Exchange Option) insert the following: In accordance with clause 7.2(A) of the Conversion Agreement, the Company hereby exercises its Call Option and requires the Investor Holder to deliver Series B Preferred Shares held by the Investor Holder in a cashless exchange for delivery by the Company of Common Shares (the "Exchanged Common Shares") at the Conversion Ratio as follows: Conversion Ratio [●]

40 Consecutive Trading Day Daily VWAP [●] Number of Series B Preferred Shares to be delivered by Investor Holder: [●] Number of Exchanged Common Shares to be delivered by Company: [●] The details of the securities account to which the Series B Preferred Shares to be delivered by the Investor Holder are to be transferred are as follows: [Insert relevant details, such as the following: Account Bank: [●] Account Number: [●] Account Name: [●] SWIFT: [●]] The Investor Holder shall, within five (5) Business Days following receipt of this Call Transfer Notice, provide the Company with a duly executed acknowledgment in the form attached hereto as Annex 1 (Form of Acknowledgment).] [If the Call Transfer Notice is issued pursuant to clause 7.2(B) of the Conversion Agreement (Cash Option) insert the following: In accordance with clause 7.2(B) of the Conversion Agreement, the Company hereby exercises its Call Option and elects to repurchase the following number of Series B Preferred Shares held by the Investor Holder (the "Repurchased Preferred Shares") against payment by the Company of the repurchase price for each Repurchased Preferred Share (i.e. US$ [•]/Repurchased Preferred Share): Repurchased Preferred Shares held by Investor Holder: [●] Repurchased Preferred Shares to be delivered to Investor Holder as dividend-in-kind (already resolved): [●] Total number of Repurchased Preferred Shares: [●] Total Repurchase Price: US$ [●]

The details of the securities account to which the Repurchased Preferred Shares to be delivered by the Investor Holder are to be transferred are as follows: Account Bank: [●] Account Number: [●] Account Name: [●] SWIFT: [●] The Investor Holder shall, within five (5) Business Days following receipt of this Call Transfer Notice, provide the Company with the details of the bank account to which the Total Repurchase Price is to be transferred.] The Company hereby represents and warrants that (i) it has full legal capacity to execute and deliver this Call Transfer Notice and to perform its obligations hereunder; (ii) this Call Transfer Notice has been duly executed and delivered by it and is the legal, valid and binding obligation of the Company enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies. Text in italics in this Call Transfer Notice is for reference only. This Call Transfer Notice is governed by, and shall be construed in accordance with, the laws of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. [Signature page to follow]

Yours faithfully, GLOBAL BLUE GROUP HOLDING AG as Company By: By: Title: Title:

[If the Call Transfer Notice is issued pursuant to clause 7.2(A) of the Conversion Agreement, insert the following: Annex Form of Acknowledgment Acknowledgment relating to a Call Transfer Notice dated [●] (the "Call Transfer Notice") Dated: [●] From: [●] (the "Investor Holder") To: GLOBAL BLUE GROUP HOLDING AG (CHE-442.546.212) (the "Company") Reference is made to the Call Transfer Notice. Terms defined in the Call Transfer Notice have the same meaning when used in this Acknowledgment unless given a different meaning in this Acknowledgment. With effect as of the Call Effective Time, the Investor Holder agrees to assign, transfer, convey and deliver and hereby irrevocably and unconditionally assigns, transfers, conveys and delivers to the Company [●] Series B Preferred Shares and all rights and duties connected therewith, against receipt of [●] Exchanged Common Shares. The Investor Holder hereby represents and warrants that (i) it has full legal capacity to execute and deliver this Call Transfer Notice and to perform its obligations hereunder; (ii) this Call Transfer Notice has been duly executed and delivered by it and is the legal, valid and binding obligation of the Investor Holder enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; and (iii) the Series B Preferred Shares subject to this Call Transfer Notice are being transferred free and clear of any pledge, lien, security interest, encumbrance, equities or claim. The Investor Holder hereby irrevocably constitutes and appoints any officer of the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to deliver to the Investor Holder the Exchanged Common Shares to be delivered upon conversion of the Series B Preferred Shares listed above. The details of the securities account to which the Exchanged Common Shares are to be transferred are as follows: [Insert relevant details, such as the following:

Account Bank: [●] Account Number: [●] Account Name: [●] SWIFT: [●]] This Acknowledgment is governed by, and shall be construed in accordance with, the laws of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Yours faithfully, [NAME OF THE INVESTOR HOLDER] as Investor Holder By: By: Title: Title:]

Schedule 2 FORM OF CONVERSION NOTICE Conversion Notice relating to a Conversion Agreement dated 13 June 2022 by and between Global Blue Group Holding AG, the Initial Investor Holder (as defined therein) and each Investor Holder (as defined therein) holding Series B Preferred Shares who has executed a Joinder Agreement (as defined therein) (the "Conversion Agreement") Dated: [●] To: GLOBAL BLUE GROUP HOLDING AG (CHE-442.546.212) (the "Company") Terms defined in the Conversion Agreement have the same meaning when used in this Conversion Notice unless given a different meaning in this Conversion Notice. I/We*, the undersigned, hereby notify you: (a) that the requirements for the exercise of the Conversion Option pursuant to clause 6.2 of the Conversion Agreement are satisfied on the basis that [the Conversion Effective Time is after the Resale Restriction Termination Date] / [[the relevant parties have entered into binding agreement(s) relating to a transaction][there is an outstanding bona fide public takeover offer or third-party tender offer] which will result in a Change of Control (as described in more detail in the following paragraph) (the "Change of Control Transaction")]; and (b) that the effective time at which the conversion pursuant to this Conversion Notice shall take effect is [in the event of an exercise of the Conversion Option not relating to a Change of Control, insert: [date]] [in the event of an exercise of the Conversion Option in connection with a Change of Control, insert: the date on which the Change of Control Transaction is consummated1] (the "Conversion Effective Time"). [Insert description of the Change of Control Transaction] I/We*, being the holder(s) of the Series B Preferred Shares specified below hereby irrevocably elect to exchange such Series B Preferred Shares in accordance with the Conversion Agreement for the number of Common Shares specified below (the "Exchanged Common Shares"): Conversion Ratio [●] 1 In the event of an exercise of the Conversion Option in connection with a Change of Control taking the form of a bona fide public takeover offer or a third-party tender offer, the Investor Holder and the Company shall agree on a date for the exchange of the number of Series B Preferred Shares to be exchanged against the Exchanged Common Shares which allows for sufficient time to tender the Exchanged Common Shares in the relevant offer.

Total Number of Series B Preferred Shares to be exchanged: [●] Total Number of Exchanged Common Shares: [●] With effect as of the Conversion Effective Time, the Investor Holder agrees to assign, transfer, convey and deliver and hereby irrevocably and unconditionally assigns, transfers, conveys and delivers to the Company the above number of Series B Preferred Shares and all rights and duties connected therewith, against the receipt of the above number of Exchanged Common Shares. The Investor Holder hereby represents and warrants that (i) it has full legal capacity to execute and deliver this Investor Holder Conversion Notice and to perform its obligations hereunder; (ii) this Investor Holder Conversion Notice has been duly executed and delivered by it and is the legal, valid and binding obligation of the Investor Holder enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; and (iii) the Series B Preferred Shares subject to this Investor Holder Conversion Notice are being transferred free and clear of any pledge, lien, security interest, encumbrance, equities or claim. The Investor Holder hereby irrevocably constitutes and appoints any officer of the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to effect the exchange of Series B Preferred Shares against Exchanged Common Shares described above. I/We* kindly ask you to procure that [[name of account holder] is] [we are] entered into the share register of the Company with voting rights with respect to the Exchanged Common Shares. I/We* request that the Exchanged Common Shares are delivered to the following person(s): Name: [●] Address: [●] Telephone: [●] E-Mail: [●] The details of the securities account(s) to which the Exchanged Common Shares are to be transferred are as follows: [Insert relevant details, such as the following: Account Bank: [●] Account Number: [●] Account Name: [●] SWIFT: [●]]

Text in italics in this Conversion Notice is for reference only. This Conversion Notice is governed by, and shall be construed in accordance with, the laws of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. * Delete as appropriate [Signature page to follow]

Yours faithfully, [NAME OF THE INVESTOR HOLDER] as Investor Holder By: By: Title: Title:

Schedule 3 FORM OF JOINDER AGREEMENT The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Conversion Agreement, dated as of 13 June 2022 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Conversion Agreement”) by and between (i) Global Blue Group Holding AG, a Swiss corporation (the “Company”), and (ii) CK Opportunities Wolverine S.à r.l. (the “Initial Investor Holder”), and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Conversion Agreement. By executing and delivering this Joinder Agreement to the Conversion Agreement, the undersigned hereby adopts and approves the Conversion Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the beneficial owner and/or transferee of certain Series B Preferred Shares, to become a party as an “Investor Holder” and to be bound by and comply with the provisions of, the Conversion Agreement applicable to the such assigning Investor Holder, in the same manner as if the undersigned were an original signatory to the Conversion Agreement. In addition to the above, the undersigned acknowledges and agrees that it will not benefit from the rights of the Initial Investor Holder under Clause 3.6 which are personal to the Initial Investor Holder and not transferable or assignable to any Person. The administrative details of the undersigned for the purposes of Clause 21 (Notices) are as follows: Address: [●] Email: [●] Attention: [●] The undersigned acknowledges and agrees that Clauses 15 (Assignment) to 23 (Remedies; Specific Performance) (inclusive) of the Conversion Agreement is incorporated herein by reference, mutatis mutandis. Accordingly, [●] has executed and delivered this Joinder Agreement as of __________________ 2022 (Signature) Address: ____________________________ ____________________________ ____________________________

Email address: ____________________________